allegiant

ALLEGIANT TRAVEL COMPANY
1201 N. TOWN CENTER DR.
LAS VEGAS, NV 89144

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91665-S35874

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

ALLEGIANT TRAVEL COMPANY

The Board of Directors recommends that you vote FOR proposals 1 and 2.

	For	Against	Abstain
1. **The Share Issuance Proposal**: To approve the issuance of Allegiant common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger, dated as of January 11, 2026, by and among Allegiant Travel Company (which we refer to as Allegiant), Sun Country Airlines Holdings, Inc., Mirage Merger Sub, Inc. and Sawdust Merger Sub, LLC (which proposal we refer to as the share issuance proposal).	☐	☐	☐
2. **The Allegiant Adjournment Proposal**: To give the Allegiant board of directors authority to adjourn the Allegiant special meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Allegiant special meeting to approve the share issuance proposal.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice of Special Meeting of Stockholders, the Joint Proxy Statement/Prospectus and form of Proxy Card are available at www.proxyvote.com.

V91666-S35874

ALLEGIANT TRAVEL COMPANY
Proxy for Special Meeting of Stockholders
May 8, 2026
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Robert J. Neal and Robert B. Goldberg, or either of them, as proxies, with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse hereof, all the shares of common stock held of record on March 25, 2026, at the Special Meeting of Stockholders to be held on May 8, 2026 at the Company's headquarters at 1201 N. Town Center Drive, Las Vegas, Nevada 89144, or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued, and must be signed and dated on the other side